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                                                                   Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                       SOVEREIGN SPECIALTY CHEMICALS, INC.



                                   ARTICLE ONE

      The name of the corporation is Sovereign Specialty Chemicals, Inc.

                                   ARTICLE TWO

      The address of the corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR


                            PART A. AUTHORIZED SHARES

      The total number of shares of capital stock which the Corporation has authority to issue is 1,000 shares, consisting of:

      (1) 100 shares of Class A Common Stock, par value $.01 per share ("Class A Common"); and

      (2) 900 shares of Class B Common Stock, par value $.01 per share ("Class B Common").

      The Class A Common and Class B Common are referred to collectively as the "Common Stock." The shares of Common Stock shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A or Part B of this Article IV are defined in Part C.



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                              PART B. COMMON STOCK

      Except as otherwise provided in this Part B or as otherwise required by applicable law, all shares of Class A Common and Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

      Section 1. Voting Rights. Except as otherwise provided in this Part B or as otherwise required by applicable law, all holders of Class A Common and Class B Common shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and the holders of Class A Common and Class B Common shall vote together as a single class.

      Section 2. Distributions. At the time of each Distribution, such Distribution shall be made to the holders of Class A Common and Class B Common in the following amounts and priority:

        (i) The holders of Class A Common, as a separate class, shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the number of shares of Class A Common held by each such holder as of the time of such Distribution) equal to the aggregate Unpaid Yield on the outstanding shares of Class A Common as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraphs 2(ii) or 2(iii) below until the entire amount of the Unpaid Yield on the outstanding shares of Class A Common as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 2(i) to holders of Class A Common shall constitute a payment of Yield on Class A Common.

        (ii) After the required amount of a Distribution has been made in full pursuant to paragraph 2(i) above, the holders of Class A Common, as a separate class, shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the number of shares of Class A Common held by each such holder as of the time of such Distribution) equal to the aggregate Unpaid Liquidation Value of the outstanding shares of Class A Common as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraph 2(iii) below until the entire amount of the Unpaid Liquidation Value of the outstanding shares of Class A Common as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 2(ii) to holders of Class A Common shall constitute a payment of the Liquidation Value of Class A Common.

        (iii) After the required amount of a Distribution has been made pursuant to paragraphs 2(i) and 2(ii) above, the holders of Class A Common and Class B Common, as a group, shall be entitled to receive the remaining portion of such Distribution (ratably among such holders based upon the number of shares of Common Stock held by each such holder as of the time of such Distribution).

      Section 3. Stock Splits and Stock Dividends. The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock


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dividend or otherwise) the outstanding Common Stock of one class unless the outstanding Common Stock of all the other classes shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in Class A Common to the holders of Class A Common and in Class B Common to the holders of Class B Common. In no event shall a stock split or stock dividend constitute a payment of Yield or Liquidation Value.

      Section 4. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

      Section 5. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

      Section 6. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

      Section 7. Amendment and Waiver. No amendment or waiver of any provision of this Article IV shall be effective without the prior written consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class; provided that no amendment directly to any terms or provisions of any class of Common Stock that adversely affects such class of Common Stock shall be effective without the prior consent of the holders of a majority of the then outstanding shares of such class of Common Stock.


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                               PART C. DEFINITIONS

      "Distribution" means each distribution made by the Corporation to holders of Common Stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any shares of Common Stock for any reason or
(b) any recapitalization or exchange of any shares of Common Stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding shares of Common Stock.

      "Liquidation Value" of each share of Class A Common shall be equal to $360,000 (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Common Stock).

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Subsidiary" means with respect to any Person, any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through Subsidiaries.

      "Unpaid Liquidation Value" of any share of Common Stock means an amount equal to the excess, if any, of (a) the Liquidation Value of such share, over
(b) the aggregate amount of Distributions made by the Corporation that constitute a payment of Liquidation Value of such share.

      "Unpaid Yield" of any share of Common Stock means an amount equal to the excess, if any, of (a) the aggregate Yield accrued on such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute payment of Yield on such share.

      "Yield" means, with respect to each share of Class A Common, the amount accruing on such share on a daily basis at the rate of 8% per annum, compounded annually on the sum of (a) such share's Unpaid Liquidation Value plus (b) Unpaid Yield thereon. In calculating the amount of any Distribution to be made during a period, the portion of a Class A Common share's Yield for such portion of such period elapsing before such Distribution is made shall be taken into account.


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                                  ARTICLE FIVE

      The name and mailing address of the sole incorporator are as follows:

            NAME                               MAILING ADDRESS

            Maureen L. Maher                   200 East Randolph Drive
                                               Suite 5700
                                               Chicago, Illinois  60601


                                   ARTICLE SIX

      The corporation is to have perpetual existence.

                                  ARTICLE SEVEN

      In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE EIGHT

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINE

      To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN

      The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


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                                 ARTICLE ELEVEN

      The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 29th day of July, 1997.




                                              Maureen L. Maher
                                              Sole Incorporator


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